Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,551,369
Unrealized Gain (Loss) on Market Value of Futures	3,474,541
Dividend Income	17,817
Interest Income	87,847
ETF Transaction Fees	1,050
Total Income (Loss)	$5,132,624

Expenses
General Partner Management Fees	$41,956
Professional Fees	13,122
Brokerage Commissions	(1,476)
Non-interested Directors' Fees and Expenses	662
Prepaid Insurance Expense	147
NYMEX License Fee	1,049
Total Expenses	$55,460
Net Income (Loss)	$5,077,164

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/18	$83,073,151
Withdrawals (250,000 Shares)	(5,469,023)
Net Income (Loss)	5,077,164

Net Asset Value End of Month	$82,681,292
Net Asset Value Per Share (3,650,000 Shares)	$22.65

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612